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                                                                      Exhibit 24

BARRISTER GLOBAL SERVICES NETWORK, INC.



INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Barrister Global Services Network, Inc.:

We have audited the accompanying balance sheet of Barrister Global Services Network, Inc. as of March 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the years ended March 31, 2000 and 1999. In connection with our audits of the financial statements, we have also audited the financial statement schedule listed in exhibit 27 of the annual report on Form 10-K for the fiscal years ended March 31, 2000 and 1999. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barrister Global Services Network, Inc. as of March 31, 2000, and the results of its operations and its cash flows for the years ended March 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements for those years taken as a whole, present fairly in all material respects the information set forth therein.





KPMG LLP
Buffalo, New York
June 26, 2000